Exhibit 99.1

Eos Energy Closes $303.5 Million Loan Guaranteed by the U.S. Department of Energy to Support Project AMAZE and American Made Manufacturing Expansion

Loan supports next phase of Company’s growth, expected to bring annual production capacity to 8 GWh, meeting long duration battery energy storage systems’ growing demand

First Title 17 Battery loan closed under the current administration after an application and approval process that began in January 2021

Loan supports innovative technology development and closes 15 months after conditional loan commitment and detailed due diligence review

Eos’ technology combined with Cerberus Capital Management and DOE funding addresses critical needs essential to long-term United States energy security

TURTLE CREEK, Pa., Dec. 03, 2024 — Eos Energy Enterprises, Inc. (NASDAQ: EOSE) ("Eos" or the “Company”), a leading provider of safe, scalable, efficient, and sustainable zinc-based long duration energy storage systems, today announced the successful closing of a $303.5 million loan guaranteed by the U.S. Department of Energy’s (“DOE”) Loan Programs Office (“LPO”) (“the DOE loan”), marking the first Title 17 battery loan closed under the current administration. The DOE loan is a key step in advancing Project American Made Zinc Energy (AMAZE) and is expected to fund the expansion of Eos’ manufacturing capacity to 8 GWh by 2027 to meet the growing demand for longer duration battery energy storage systems.

“Five years ago, we made the strategic decision to bring our manufacturing operations back to the U.S. from China – a move that has been transformative to our business and positioned Eos at the forefront of the American manufacturing renaissance,” said Eos Chief Executive Officer Joe Mastrangelo. “Since then, we’ve made significant advancements in our battery technology, retooled our manufacturing facilities for greater efficiency, and established a U.S.- based supply chain with over 90% domestic content, all of which has brought us to this milestone today with the DOE. The DOE loan provides capital to scale our operations to meet the surging demand for reliable, long-duration energy storage solutions, all while supporting American manufacturing.”

According to Fortune Business Insights, the battery energy storage system market in the U.S. is projected to grow significantly, reaching an estimated value of USD $31.4 billion by 2032, driven by the increasing adoption of renewable energy and the need for enhanced grid stability. To meet this demand, the Company, backed by its September 30, 2024, $589 million order backlog and $14.2 billion commercial pipeline, plans to use the funding to build four fully automated, state-of-the-art manufacturing lines. With one line already in commercial operation and having achieved 10-second battery manufacturing cycle times, these lines are expected to enable the production of Eos’ zinc-based batteries designed to offer a reliable, cost-effective, and safe alternative to incumbent technologies and support the transition to a more sustainable energy grid.

Project AMAZE is designed to position Eos at the forefront of the clean energy transition, with the Company’s goal of achieving 8 GWh of capacity by 2027, driven by increasing customer demand. The final loan guarantee amount of $303.5 million is lower than the amount in the Company’s August 2023 conditional commitment driven by Project AMAZE operational costs coming in lower than forecast and the addition of the strategic investment by Cerberus Capital Management announced in June 2024. With the DOE’s backing and the Delayed Draw Term Loan from Cerberus, Eos believes it has the foundational capital necessary to drive long-term, profitable growth. Together, these partnerships are driving forward the Company’s mission to accelerate the clean energy transition and address critical needs vital to the long-term energy security of the United States.

Eos Chief Financial Officer Nathan Kroeker added, “We are thrilled to reach this important milestone, which we view as a strong endorsement of Eos’ proprietary Z3TM technology and our ability to manufacture in the U.S. Closing on the loan marks a key achievement in executing our multi-phase capital strategy. The DOE loan guarantee, alongside our strategic investment from Cerberus, is expected to provide the capital required to build a profitable manufacturing business and supports our progress as we execute the Project AMAZE roadmap.”

Eos’ manufacturing expansion under Project AMAZE is poised to meet growing customer demand while generating significant economic benefits in the Mon Valley, supporting long-term sustainable growth in the energy storage sector. From just two employees in 2019, the Company has transformed an empty building in the region into a world-class clean energy manufacturing hub, with an over 250-person full time employee workforce in Turtle Creek. The project is expected to maintain and create up to 1,000 temporary and permanent jobs, including numerous apprenticeship opportunities through Eos’ Clean Energy Careers Program, in partnership with local high schools, trade schools, and workforce development programs.

LOAN DETAILS

The key terms and conditions of the DOE loan are summarized below:

Amount	●	$303.5 million

		o	Lower than previously announced conditional commitment driven by operating costs coming in below forecast and the addition of the strategic investment by Cerberus Capital Management announced in June 2024

		o	Structured as a four-Tranche loan facility with multiple disbursements to cover 80% of “Eligible Costs” in accordance with LPO regulations, with each Tranche structured to address the construction, startup and shakedown of a separate automated production line.

o

The initial funding under the DOE loan, which is expected within 45 days, will reimburse the Company for 80% of “Eligible Costs” paid by the Company in connection with the automated line installed earlier this Summer (Line 1)

Interest Rate	●	U.S. Treasury rate based

Maturity Date	●	June 15, 2034

Other Items	●	Customary covenants and events of defaults for a project finance loan facility

	●	Customary conditions precedent to each advance for a project finance loan facility

Haynes Boone, LLP served as Eos’ legal advisor.

About Eos Energy Enterprises

Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth™ aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. It is safe, scalable, efficient, sustainable, manufactured in the U.S., and the core of our innovative systems that today provides utility, industrial, and commercial customers with a proven, reliable energy storage alternative for 3 to 12-hour applications. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

Eos Contacts

Investors: ir@eose.com

Media: media@eose.com

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our expected revenue, contribution margins, orders backlog and opportunity pipeline for the fiscal year ended December 31, 2024, our path to profitability and strategic outlook, the tax credits available to our customers or to Eos pursuant to the Inflation Reduction Act of 2022, the delayed draw term loan with Cerberus, milestones thereunder and the anticipated use of proceeds therefrom, the DOE loan and statements regarding the receipt of funds under the DOE loan and the anticipated use of proceeds therefrom, obtaining the requisite approvals from the DOE to receive guarantees under the loan guarantee agreement, our ability to meet the applicable conditions precedent under the loan guarantee agreement, statements that refer to outlook, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to achieve the operational milestones on the delayed draw term loan; our ability to raise financing in the future, including the discretionary revolving facility from Cerberus; risks associated with the credit agreement with Cerberus, including risks of default, dilution of outstanding Common Stock, consequences for failure to meet milestones and contractual lockup of shares; our customers’ ability to secure project financing; the amount of final tax credits available to our customers or to Eos pursuant to the Inflation Reduction Act; uncertainties around our ability to meet the applicable conditions precedent to any funding under the DOE loan; our ability to continue to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; our ability to convert firm order backlog and pipeline to revenue; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with evolving energy policies in the United States and other countries and the potential costs of regulatory compliance; risks associated with changes to the U.S. trade environment; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid-19; our ability to maintain the listing of our shares of common stock on NASDAQ; our ability to grow our business and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees; risks related to the adverse changes in general economic conditions, including inflationary pressures and increased interest rates; risk from supply chain disruptions and other impacts of geopolitical conflict; changes in applicable laws or regulations; the possibility that Eos may be adversely affected by other economic, business, and/or competitive factors; other factors beyond our control; risks related to adverse changes in general economic conditions; and other risks and uncertainties.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in the Company’s most recent filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics

Backlog. Our backlog represents the amount of revenue that we expect to realize from existing agreements with our customers for the sale of our battery energy storage systems and performance of services. The backlog is calculated by adding new orders in the current fiscal period to the backlog as of the end of the prior fiscal period and then subtracting the shipments in the current fiscal period. If the amount of an order is modified or cancelled, we adjust orders in the current period and our backlog accordingly, but do not retroactively adjust previously published backlogs. There is no comparable US-GAAP financial measure for backlog. We believe that the backlog is a useful indicator regarding the future revenue of our Company.

Pipeline. Our pipeline represents projects for which we have submitted technical proposals or non-binding quotes plus letters of intent (“LOI”) or firm commitments from customers. Pipeline does not include lead generation projects.

Booked Orders. Booked orders are orders where we have legally binding agreements with a Purchase Order (“PO”), or Master Supply Agreement (“MSA”) executed by both parties.

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